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Exhibit 1.2

ANNEX I
PRICING AGREEMENT
May 20, 2003

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Morgan Stanley & Co. Incorporated
SunTrust Capital Markets, Inc.
Wachovia Securities, Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

        Protective Life Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 20, 2003 (the "Underwriting Agreement"), to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, SunTrust Capital Markets, Inc. and Wachovia Securities, Inc. (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

        An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

        Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of each such Underwriter in Schedule I hereto.

        If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof,

including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among the Underwriters and the Company.

Very truly yours,
PROTECTIVE LIFE CORPORATION
By:
Name: Title:
Accepted as of the date hereof:
MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MORGAN STANLEY & CO. INCORPORATED SUNTRUST CAPITAL MARKETS, INC. WACHOVIA SECURITIES, INC.
By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name: Title:
By: MORGAN STANLEY & CO. INCORPORATED
By:
Name: Title:

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$100,000,000
Morgan Stanley & Co. Incorporated	$100,000,000
SunTrust Capital Markets, Inc.	$25,000,000
Wachovia Securities, Inc.	$25,000,000

Total	$250,000,000

SCHEDULE II

Title of Designated Securities:

4.30% Senior Notes due June 1, 2013

Aggregate Principal Amount:

$250,000,000

Price to Public:

Initially at 99.540% of the principal amount of the Designated Securities, and thereafter at varying prices related to prevailing market prices at time of resale

Purchase Price by Underwriters:

98.890% of the principal amount of the Designated Securities

Specified Funds for Payment of Purchase Price:

Immediately Available Funds payable to the Company's bank account at:

AmSouth Bank NA
Birmingham, Alabama
RT: 062000019
for: Protective Life Corporation

2801 Highway 280 South
Birmingham, Alabama
Account #: 0024383
Attn: Charles Evers

Indenture:

Indenture dated June 1, 1994, between the Company and The Bank of New York, as Trustee, as supplemented by Supplemental Indenture No. 9 dated May 23, 2003

Maturity:

June 1, 2013

Interest Rate:

4.30%

Interest Payment Dates:
June 1 and December 1.

Redemption Provisions:

Optional redemption at the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Securities to be redeemed discounted to the date of redemption on a semiannual basis at the treasury rate having a maturity comparable to the remaining term of the Designated Securities plus 20 basis points.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance Provisions:

The provisions of Section 4.4 of the Indenture shall apply to the Designated Securities. The provisions of Section 4.5 of the Indenture shall apply to the Designated Securities with respect to the covenants specified in said Section 4.5.

Time of Delivery:

9:00 am, eastern standard time, May 23, 2003

Closing Location:

The offices of:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036

Names and Addresses of the Representatives:

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
4 World Financial Center
New York, New York 10080

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York 10080

SunTrust Capital Markets, Inc.
303 Peachtree Street
23rd Floor
Atlanta, GA 30308

Wachovia Securities, Inc.
301 South College Street
Charlotte, NC 28288

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ANNEX I PRICING AGREEMENT May 20, 2003